Exhibit (a)(1)

ARTICLES OF INCORPORATION

OF

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.

ARTICLE I

INCORPORATOR

The undersigned, David C. Rupert, whose address is Griffin Capital Plaza, 1520 Grand Avenue, El Segundo, California 90245, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation is Griffin-Benefit Street Partners BDC Corp. (the “Corporation”).

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated whose address is 351 West Camden Street, 6th Floor, Baltimore, MD 21201. The street address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, 6th Floor, Baltimore, MD 21201.

ARTICLE V

CAPITAL STOCK

The Corporation has authority to issue 500,000,000 shares of stock, of which 450,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred, at $0.001 par value per share.

ARTICLE VI

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two (2), which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the directors who shall serve until the first meeting and until their successors are duly elected and qualified are:

Kevin A. Shields

Richard J. Byrne

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 22nd day of May, 2014.

SIGNATURE OF INCORPORATOR:

/s/ David C. Rupert
David C. Rupert